CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 30, 2003, relating to the financial statements and financial highlights which appears in the June 30, 2003 Annual Report to Shareholders of FMI Mutual Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
October 27, 2003